UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2016

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

(805) 562-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Officers

On January 29, 2016, the Board of Directors (the “Board”) of Sientra, Inc. (the “Company”) approved a promotion for Charlie Huiner from Chief Strategy and Corporate Development Officer to Chief Operating Officer and Senior Vice President of Corporate Development & Strategy and also approved a promotion for Matthew Pigeon from Chief Financial Officer and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer. In connection with Mr. Huiner’s promotion, the Compensation Committee of the Board (the “Committee”) approved an increase in his base salary from $265,000 to $325,000 per annum, to be effective as of November 15, 2015.

Mr. Huiner, age 44, has served as the Company’s Chief Strategy and Corporate Development Officer since February 2014. Prior to joining the Company, Mr. Huiner served as the Vice President of Business Development and Marketing for InTouch Health from 2007 to 2014. Before InTouch Health, Mr. Huiner held various positions in the medical aesthetics industry, including as Senior Director of Corporate Development and Strategy for Inamed Corporation from 2003 to 2006 and Vice President of Corporate Development for Isolagen, Inc. from 2006 to 2007. Mr. Huiner developed extensive transactional and strategy experience serving in corporate finance and M&A capacities at Security Capital Group (now GE Capital), Prologis Trust and NatWest Bancorp. Mr. Huiner holds a B.A. in history and American studies from Williams College and earned his M.B.A. in marketing and finance from Northwestern University’s Kellogg School. Mr. Huiner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the promotions for Messrs. Pigeon and Huiner is attached as Exhibit 99.1 to this Current Report.

Other Compensation Adjustments

On January 26, 2016, the Committee reviewed performance stock options (the “Performance Options”) granted to certain officers and key employees including Messrs. Pigeon and Huiner on January 27, 2015. Pursuant to the vesting schedule of such Performance Options, 1/4th of the shares of the Company’s Common Stock underlying such Performance Options are eligible to vest on January 27, 2016 subject to the Company’s achievement of a revenue target for 2015 that had been previously established by the Committee. The Committee determined that the revenue target for 2015 was not achieved, but nevertheless, the Committee approved the discretionary vesting of 1/4th of the shares of the Company’s Common Stock subject to the Performance Options on January 27, 2016 for a majority of the officers and employees who received such Performance Options including Messrs. Pigeon and Huiner, in each case due to their notable contributions to the Company in 2015 and as a retention effort.  Additionally, on January 26, 2016, the Committee approved an award of $50,000 to each of Messrs. Pigeon and Huiner as performance-based cash awards the performance metrics of which are to be determined by the Committee at a later date.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Sientra, Inc. dated February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: February 1, 2016	By:	/s/ Jeffrey Nugent
Jeffrey Nugent
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Sientra, Inc. dated February 1, 2016.